Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No.33-80081) pertaining to the 1995 Equity Incentive Plan, 1995 Non-Employee Directors' Stock Option Plan, and 1995 Employee Stock Purchase Plan of Silicon Storage Technology, Inc.

2.	Registration Statement (Form S-8 No. 333-33130) pertaining to the 1995 Equity Incentive Plan, 1995 Non-Employee Directors' Stock Option Plan, and 1995 Employee Stock Purchase Plan of Silicon Storage Technology, Inc.,

3.	Registration Statement (Form S-8 No. 333-47388) pertaining to the 1995 Equity Incentive Plan of Silicon Storage Technology, Inc.,

4.	Registration Statement (Form S-8 No. 333-70620) pertaining to the1995 Equity Incentive Plan of Silicon Storage Technology, Inc.,

5.	Registration Statement (Form S-8 No. 333-98135) pertaining to the 1995 Equity Incentive Plan and 1995 Non-Employee Directors' Stock Option Plan of Silicon Storage Technology, Inc.,

6.	Registration Statement (Form S-8 No. 333-108345) pertaining to the 1995 Equity Incentive Plan, 1995 Non-Employee Directors' Stock Option Plan and 1995 Employee Stock Purchase Plan of Silicon Storage Technology, Inc., and

7.	Registration Statement (Form S-8 No. 333-152164) pertaining to the 2008 Equity Incentive Plan of Silicon Storage Technology, Inc.;

of our report dated January 4, 2008, with respect to the financial statements of Advanced Chip Engineering Technology Inc. included in this Annual Report on Form 10-K of Silicon Storage Technology, Inc. for the year ended December 31, 2008.

/s/    ERNST & YOUNG

Certified Public Accountants

Taipei, Taiwan

Republic of China

March 19, 2009